Exhibit 3(b)

BYLAWS OF BRINKER INTERNATIONAL, INC. (A DELAWARE CORPORATION)
-- (as amended through August 20, 2024) --

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ARTICLE I

OFFICES
Section 1.    Registered Office    1
Section 2.    Other Offices    1
ARTICLE II

MEETING OF SHAREHOLDERS
Section 1.    Place of Meetings    1
Section 2.    Annual Meetings    1
Section 3.    Notice of Annual Meetings    2
Section 4.    Special Meetings    2
Section 5.    Notice of Special Meetings    2
Section 6.    Adjournment    2
Section 7.    Quorum    3
Section 8.    Order of Business    3
Section 9.    Submission of Information by Director Nominees.    4
Section 10.    Advance Notice of Other Business and Director Nominations.    5
Section 11.    Voting    10
Section 12.    List of Shareholders    11
Section 13.    Inspectors of Votes    11
Section 14.    Action Without a Meeting    11
Section 15.    Delivery to the Corporation    11
ARTICLE III

BOARD OF DIRECTORS
Section 1.    Powers    12
Section 2.    Number, Qualification and Term of Office    12
Section 3.    Resignation    12
Section 4.    Removal of Directors    12
Section 5.    Vacancies    12
Section 6.    Place of Meetings    13

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(continued)
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Section 7.    Annual Meetings    13
Section 8.    Regular Meetings    13
Section 9.    Special Meetings; Notice    13
Section 10.    Quorum and Manner of Acting    13
Section 11.    Remuneration    13
Section 12.    Executive Committee; How Constituted and Powers    14
Section 13.    Organization    14
Section 14.    Meetings    14
Section 15.    Quorum and Manner of Acting    15
Section 16.    Other Committees    15
Section 17.    Alternate Members of Committees    15
Section 18.    Minutes of Committees    15
Section 19.    Actions Without a Meeting    15
Section 20.    Presence at Meetings by Means or Communications Equipment    16
Section 21.    Chairman of the Board    16
ARTICLE IV

NOTICES
Section 1.    Type of Notice    16
Section 2.    Waiver of Notice    16
ARTICLE V

OFFICERS
Section 1.    Elected and Appointed Officers    16
Section 2.    Time of Election or Appointment    17
Section 3.    Salaries of Elected Officers    17
Section 4.    Term    17
Section 5.    Chief Executive Officer    17
Section 6.    President    17
Section 7.    Executive Vice Presidents    18
Section 8.    Senior Vice Presidents    18

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(continued)
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Section 9.    Vice Presidents    18
Section 10.    Assistant Vice Presidents    18
Section 11.    Secretary    18
Section 12.    Assistant Secretaries    19
Section 13.    Treasurer    19
Section 14.    Assistant Treasurers    19
ARTICLE VI

INDEMNIFICATION
Section 1.    Actions Other Than by or in the Right of the Corporation    19
Section 2.    Actions by or in the Right of the Corporation    20
Section 3.    Determination of Right to Indemnification    20
Section 4.    Right to Indemnification    21
Section 5.    Advancement of Expenses    21
Section 6.    Other Rights and Remedies    21
Section 7.    Right of Corporate Functionary to Bring Suit    21
Section 8.    Insurance    22
Section 9.    Mergers    22
Section 10.    Indemnification of Other Personnel    22
ARTICLE VII

CERTIFICATES OF STOCK
Section 1.    Right to Certificate    23
Section 2.    Facsimile Signatures    23
Section 3.    New Certificates    23
Section 4.    Transfers    24
Section 5.    Record Date    24
Section 6.    Registered Shareholders    24
ARTICLE VIII

GENERAL PROVISIONS
Section 1.    Dividends    24

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(continued)
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Section 2.    Reserves    24
Section 3.    Annual Statement    24
Section 4.    Checks    25
Section 5.    Fiscal Year    25
Section 6.    Corporate Seal    25
ARTICLE IX

AMENDMENTS
Section 1.    Amendments    25

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ARTICLE I

OFFICES
Section 1.    Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

MEETING OF SHAREHOLDERS
Section 1.    Place of Meetings. All meetings of the shareholders for the election of directors and for the transaction of such other business as may be properly brought before the meeting in accordance with these Bylaws shall be held at such place, if any, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2.    Annual Meetings. Annual meetings of shareholders, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting at which meeting the shareholders shall elect the Board of Directors and transact such other business as may be properly brought before the meeting in accordance with these Bylaws. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.
When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against, the matter shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required, and shall be the act of the shareholders, unless otherwise provided by law, the Certificate of Incorporation, or these Bylaws.
Unless otherwise provided in the Certificate of Incorporation or these Bylaws, the nominees for election as a director in a contested election shall be elected by a plurality of the votes cast.  However, in an uncontested election, each nominee for election as a director shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. For purposes of this Section 2, an “uncontested election” means any meeting of shareholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which:  (i) no shareholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 10 of this Article II; or (ii) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been:  (a) withdrawn in writing to the Secretary; (b) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 10 of this Article II, or if challenged in court, by a final court order; or (c) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.
Section 3.    Notice of Annual Meetings. Except as otherwise required by law, notice of the annual meeting, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, shall be given to each shareholder of record entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting not less than ten or more than 60 days before the date of the meeting. Any notice to shareholders given pursuant to the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”), the Certificate of Incorporation or these Bylaws, shall be effective if given by a form of electronic transmission in the manner and to the extent permitted by the DGCL. Notwithstanding the foregoing, notice may be given to shareholders sharing an address in the manner and to the extent permitted by the DGCL and by the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notice pursuant to this Section 3 or Section 5 of this Article II shall be deemed given as provided by Section 232 of the DGCL.
Section 4.    Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the Board of Directors. Such requests shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
Section 5.    Notice of Special Meetings. Except as otherwise required by law, notice of a special meeting, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, and the purpose or purposes for which the meeting is called shall be given to each shareholder of record entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting not less than ten nor more than 60 days before the date of the meeting.
Section 6.    Adjournment. Any meeting of shareholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place (if any) and notice need not be given of any such adjourned meeting if the time, place (if any) and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable shareholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 3 or Section 5 of this Article II. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting, or if after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. Subject to any rules and regulations adopted by the Board of Directors, the presiding officer of a shareholder meeting may convene and, for any or no reason, from time to time, adjourn and/or recess such meeting of shareholders
Section 7.    Quorum. Except as otherwise required by law or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn the meeting, in accordance with Section 6 of this Article II, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Subject to applicable law, if a quorum initially is present at any meeting of shareholders, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.
Section 8.    Order of Business. The Chairman of the Board, or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the Corporation, their duly appointed proxies, or any person the presiding officer determines is a qualified representative of a shareholder) who may attend any such shareholders’ meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, including ascertaining whether any shareholder or their proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders, (iv) an agenda or order of business for the meeting, (v) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any), and (vi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.
Section 9.    Submission of Information by Director Nominees.

(i)    To be eligible to be a nominee for election or re-election as a director of the Corporation pursuant to Article II, Section 10 of these Bylaws, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information:
(a)    a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (I) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (II) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (A) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (B) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (III) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (IV) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and
(b)    all fully completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.
(ii)    A nominee for election or re-election as a director of the Corporation pursuant to Article II, Section 10 of these Bylaws shall also provide to the Corporation such other information as it may reasonably request, including information reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Corporation, or whether such proposed nominee would be considered “independent” as a director or as a member of the audit or any other committee of the Board of Directors under the various rules and standards applicable to the Corporation.
(iii)    If a shareholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Article II, Section 10 of these Bylaws, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Article II, Section 9(i) above shall be provided to the Corporation at the same time as such notice, and the additional information described in Article II, Section 9(ii) above shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request. All information provided pursuant to this

Section 9 shall be deemed part of the shareholder’s notice submitted pursuant to Article II, Section 10 of these Bylaws
(iv)    Notwithstanding the foregoing, if any information or communication submitted pursuant to this Article II, Section 9 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Article II, Section 9. Any shareholder providing information pursuant to this Article II, Section 9 shall promptly notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any previously provided information within two business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, such shareholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the shareholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Article II, Section 9.
Section 10.    Advance Notice of Other Business and Director Nominations.
(i)    Annual Meetings.
(a)    Nominations of persons for election as directors of the Corporation and the proposal of business other than nominations may be made at an annual meeting of shareholders only: (I) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (II) by or at the direction of the Board of Directors, or (III) by any shareholder of the Corporation who (A) is a shareholder of record at the time the notice provided for in this Article II, Section 10 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (B) is entitled to vote at such meeting, and (C) complies with the notice procedures set forth in this Article II, Section 10. For the avoidance of doubt, the foregoing clause (III) shall be the exclusive means for a shareholder to make nominations or propose business other than nominations at an annual meeting of shareholders.
(b)    To be timely for purposes of this Article II, Section 10, a shareholder’s notice must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is more than 30 calendar days before or more than 30 calendar days after the first anniversary of the immediately preceding annual meeting of shareholders, or if no annual meeting was held in the preceding year, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to shareholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. To be in proper form, a shareholder’s notice to the Secretary must set forth:
(I)    In the case of a nomination of a person for election as a director of the Corporation: (A) a written statement, not to exceed 500 words, in support of such person; (B) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (C) the information required to be submitted by nominees pursuant to Article II, Section 9 above;
(II)    As to any business other than a nomination for director that the shareholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting; and (D) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and of any related person (as defined below);
(III)    as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”):
(A)    the name and address of the shareholder, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the nomination or other business is proposed and any related person,
(B)    the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such nomination, the beneficial owner, if any, and any related person as of the date of the notice,
(C)    a representation that the shareholder (or a qualified representative of the shareholder) intends to appear at the meeting to make such nomination or propose such business;

(D)    a description of (1) any plans or proposals which such shareholder, beneficial owner, if any, or any related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (2) any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder, beneficial owner, if any, or related person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (1) or (2), regardless of whether the requirement to file a Schedule 13D is applicable);
(E)    a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, options, performance-related fees, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or maintain, increase or decrease the voting power of the shareholder, beneficial owner, if any, or related person with respect to securities of the Corporation;
(F)    a representation as to whether the shareholder, beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (1) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or (2) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will engage in such solicitation in accordance with Rule 14a-19 under the Exchange Act;

(G)    a representation that promptly after soliciting the shareholders referred to in the representation required under the immediately preceding clause (F)(2), and no later than the tenth day before such meeting of shareholders, such shareholder or beneficial owner will provide the Corporation with evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(c)    Notwithstanding anything in this Article II, Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a shareholder may deliver a notice in accordance with Article II, Section 10(i)(b), a shareholder’s notice required by Article II, Section 10(i)(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.
(ii)    Special Meeting. At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in Article II, Section 10(i)(b) of these Bylaws is delivered to the Secretary of the Corporation and at the time of the special meeting, who is entitled to vote at the meeting and who delivers notice thereof in writing setting forth the information required by this Article II, Section 10. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Article II, Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. The number of nominees a shareholder may nominate for election at the special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(iii)    General.

(a)    The determination of whether any business other than nominations sought to be brought before any annual or special meeting of the shareholders was proposed in accordance with this Article II, Section 10, and whether any nomination of a person for election as a Director of the Corporation at any annual or special meeting of the shareholders was proposed in accordance with this Article II, Section 10 (including whether a shareholder, beneficial owner or related person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with Rule 14a-19 of the Exchange Act), will be made by the Board of Directors or the presiding officer of such meeting. If the Board of Directors or the presiding officer determines that any business or any nomination was not proposed in accordance with Article II, Section 10, they shall, except as otherwise required by law, declare that such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that proxies and votes in respect of such matter may have been received by the Corporation. In furtherance and not by way of limitation of the foregoing provisions of this Article II, Section 10, unless otherwise required by law, or otherwise determined by the presiding officer, (i) if the shareholder does not provide the information required under Section 9 or this Section 10 of Article II to the Corporation within the time frames specified therein or (ii) if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or other business, any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of such matter may have been received by the Corporation.
(b)    Upon written request by the Secretary, any such shareholder or proposed nominee shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors, to demonstrate the accuracy of any information submitted by the shareholder pursuant to Sections 9 and 10 of this Article II. A shareholder providing notice of a proposed nomination for election to the Board of Directors shall update and supplement the information required to be provided in such notice pursuant to Sections 9 and 10 of this Article II from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof). If a shareholder or proposed nominee fails to provide such written verification, update or certification within such period, such information shall be deemed not to have been provided in accordance with this Article II, Section 10.
(c)    For purposes of this Article II, Section 10: (I) to be considered a “qualified representative” of a shareholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five business days before the meeting) stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders; (II) the “close of business” means 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day; and (III) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders.
(d)    Notwithstanding the provisions of Sections 9 and 10 of this Article II, a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in Sections 9 and 10 of this Article II; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article II, Section 10. Nothing in Sections 9 and 10 of this Article II will be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to the applicable provisions of the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock).
(e)    Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
Section 11.    Voting. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by such shareholder and registered in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these Bylaws as the record date for the determination of shareholders who shall be entitled to vote at such meeting. Any vote of stock of the Corporation may be given at any meeting of the shareholders by the shareholder entitled thereto, in person or by proxy; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. At all meetings of the shareholders, all matters, except where other provision is made by law, the Certificate of Incorporation or these Bylaws, shall be decided by the vote of a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereat, a quorum being present. The vote at any meeting of shareholders on any question other than the election or removal of directors need not be by written ballot.

Section 12.    List of Shareholders. The Corporation shall prepare, no later than the tenth day before each meeting of the shareholders, a complete list of the shareholders entitled to vote thereat; provided, however, if the record date for determining the shareholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Nothing contained in this Section 12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (ii) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
Section 13.    Inspectors of Votes. In advance of any meeting of the shareholders, the Corporation shall appoint one or more Inspectors of Votes to act thereat. If no Inspector of Votes is able to act at a meeting of the shareholders, the chairman of the meeting shall appoint one or more Inspectors of Votes to act at the meeting. Each Inspector of Votes, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Such Inspectors of Votes shall have the power and duties set forth in Section 231 of the DGCL. An Inspector of Votes need not be a shareholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested. No director or nominee for the office of director at an election shall be appointed as an Inspector of Votes at such election.
Section 14.    Action Without a Meeting. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes (determined as of the record date of such consent) that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted and shall be delivered to the Corporation in the manner required by Section 228 of the DGCL.
Section 15.    Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a shareholder by proxy at a meeting of shareholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a shareholder by proxy at a meeting of shareholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II.
ARTICLE III

BOARD OF DIRECTORS
Section 1.    Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.
Section 2.    Number, Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than one nor more than twelve. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors. Directors need not be shareholders. The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 4 and 5 of this Article III. Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until his or her death or retirement or until he or she shall earlier resign or shall earlier be removed in the manner hereinafter provided.
Section 3.    Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.    Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in voting interest of the shareholders of record of the Corporation entitled to vote, given at any annual or special meeting of the shareholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 5 of this Article III.
Section 5.    Vacancies. In the event of open directorships resulting from resignation or removal of directors and/or any increase in the authorized number of directors, then person(s) to fill such open directorships may be chosen by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the person(s) so chosen shall hold office as director(s) until the next election of directors and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

MEETINGS OF THE BOARD OF DIRECTORS
Section 6.    Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 7.    Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 8.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 9.    Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, President or Secretary on 24 hours’ notice to each director, either personally or by telephone or by electronic transmission, or, if given by mail, at least five days before the applicable meeting; special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of two directors.
Section 10.    Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business (provided that in no case shall a quorum be less than one-third of the total number of directors, including vacancies), and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 11.    Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, no director shall, as such, receive any stated remuneration for their services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as their annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for their attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by them on account of their attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration thereof.

COMMITTEES OF DIRECTORS
Section 12.    Executive Committee; How Constituted and Powers. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141(c)(1) of the DGCL, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to amend the Certificate of Incorporation (except that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares or any series), to fill vacancies in the Board of Directors or the Executive Committee, to adopt an agreement of merger or consolidation under Section 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the Delaware General Corporation Law, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, to recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the Bylaws of the Corporation. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, with or without cause.
Section 13.    Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.
Section 14.    Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given in the manner permitted for meetings of the Board of Directors. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.
Section 15.    Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.
Section 16.    Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141(c)(2) of the DGCL, the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power denied to the Executive Committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, within or without the State of Delaware unless the Board of Directors shall otherwise provide. Special meetings of the committees shall be held whenever called by the Chairman of the applicable committee or a majority of the members of such committee then in office. Notice of each special meeting of any such committee shall be given in the manner permitted for meetings of the Board of Directors. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
Section 17.    Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 18.    Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.
GENERAL
Section 19.    Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents shall be filed with the minutes of proceedings of the Board of Directors or the committee in the same paper or electronic form as the minutes are maintained.
Section 20.    Presence at Meetings by Means or Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 20 shall constitute presence in person at such meeting.
Section 21.    Chairman of the Board. The Chairman of the Board shall preside at meetings of shareholders in accordance with Article II, Section 8 of these Bylaws and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by or in the manner provided by the Board of Directors or the Chief Executive Officer (if separate from the Chairman of the Board and if no other director is chosen) shall preside.
ARTICLE IV

NOTICES
Section 1.    Type of Notice. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or shareholder, at their address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.
Section 2.    Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.
ARTICLE V

OFFICERS
Section 1.    Elected and Appointed Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.
Section 2.    Time of Election or Appointment. The Board of Directors at shall elect or appoint officers to fill the positions designated in or pursuant to Section 1 of this Article V at least annually and otherwise at any other time as necessary or advisable in the conduct of the affairs of the Corporation.
Section 3.    Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.
Section 4.    Term. Each officer of the Corporation shall hold their office until their successor is elected or appointed and qualified or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors or the appropriate committee thereof or such office may be left vacant.
Section 5.    Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. They shall preside, in the absence of the Chairman of the Board, at all meetings of shareholders. They shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. They shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporation seal thereto; to sign stock certificates; to cause the employment or appointment of such officers, employees, and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who was employed or appointed under his or her authority or under authority of an officer subordinate to him or her; to suspend for cause, pending final action by the authority that elected or appointed him or her, any officer subordinate to him or her; in coordination with the other officers and directors of the Corporation, to develop the Corporation’s basic strategic and long-range plans, including marketing programs, expansion plans and financial structure; and, in general, to exercise all of the powers of authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.
Section 6.    President. The President shall perform the duties and exercise the powers of that office and, in addition, the President shall perform such other duties and shall have such other authority as the Board of Directors shall prescribe. In general the President shall perform all duties incident to the position of president or as may be prescribed by the Board of Directors or these Bylaws from time to time. The Board of Directors shall, if it deems such action necessary or desirable, designate the officer of the Corporation who is to perform the duties of the President in the event of such officer’s absence or inability to act.
Section 7.    Executive Vice Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Executive Vice President (or, if there be more than one, the Executive Vice Presidents in the order designated or, in the absence of any designation, in the order of their election) shall perform the duties of the President and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the President. The Executive Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 8.    Senior Vice Presidents. In the absence of the Executive Vice President or in the event of his or her inability or refusal to act, the Senior Vice President (or, if there be more than one, the Senior Vice Presidents in the order designated or, in the absence of any designation, in the order of their election) shall perform the duties of the Executive Vice President and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Executive Vice President. The Senior Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or such other officer under whose supervision he or she is appointed may from time to time prescribe.
Section 9.    Vice Presidents. In the absence of the Senior Vice President or in the event of his or her inability or refusal to act, the Vice President (or, if there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, in the order of their election) shall perform the duties of the Senior Vice President and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Senior Vice President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or such other officer under whose supervision he or she is appointed may from time to time prescribe.
Section 10.    Assistant Vice Presidents. In the absence of a Vice President or in the event of his or her inability or refusal to act, the Assistant Vice President (or, if there be more than one, the Assistant Vice Presidents in the order designated or of their election or in such other manner as the Board of Directors shall determine) shall perform the duties and exercise the powers of that Vice President and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer or the Vice President under whose supervision he or she is appointed may from time to time prescribe.
Section 11.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. They shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision they shall be. They shall have custody of the corporate seal of the Corporation and they, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by their signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by their signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation except those for which some other officer or agent is properly accountable. They shall have authority to sign stock certificates and shall generally perform all of the duties usually appertaining to the office of the secretary of a corporation.

Section 12.    Assistant Secretaries. In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary (or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or, if there be no such determination, in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Secretary may from time to time prescribe.
Section 13.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be reviewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property or whatever kind in his or her possession or under his or her control belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or such other officer under whose supervision he or she is appointed. If a Treasurer is not elected, the Vice President in charge of finance (or in the absence of a Vice President in charge of finance, the Senior Vice President or Executive Vice President in charge of finance) shall perform the duties and assume the responsibilities described in this Section 13.
Section 14.    Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer and, in the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer (or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or, if there is no such determination, in the order of their appointment), shall perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the Treasurer may from time to time prescribe.
ARTICLE VI

INDEMNIFICATION
Section 1.    Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person, to the fullest extent permitted by the DGCL, who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, arbitration, alternative dispute mechanism, inquiry, suit, or proceeding, whether civil, criminal, administrative, or investigative (“proceeding”) (other than as provided in Article VI, Section 2 with respect to an action by or in the right of the Corporation), by reason of the fact that they are or were a director or officer of the Corporation, or while a director or officer of the Corporation they are or were serving at the request of the Corporation as a director, officer employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a “Corporate Functionary”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with such proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except as otherwise required by law or provided in Section 7 of this Article VI with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such Corporate Functionary in connection with a proceeding (or part thereof) initiated by such Corporate Functionary only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the Corporate Functionary did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that they had reasonable cause to believe that his or her conduct was unlawful.
Section 2.    Actions by or in the Right of the Corporation. The Corporation shall indemnify any Corporate Functionary, to the fullest extent permitted by the DGCL, who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that they are or were a Corporate Functionary against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.    Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because they have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. In the case of a Corporate Functionary who is a current director or officer of the Corporation, such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the shareholders.

Section 4.    Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, they shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by them in connection therewith; provided, however, that, any Corporate Functionary who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) shall be entitled to indemnification under this Section 4 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL, as applicable.
Section 5.    Advancement of Expenses. Expenses incurred by a Corporate Functionary in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount unless it shall ultimately be determined by final judicial decision from which there is no further right to appeal they are entitled to be indemnified by the Corporation as authorized in this Article VI.
Section 6.    Other Rights and Remedies. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of shareholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article VI that adversely affects any right of a Corporate Functionary or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 7.    Right of Corporate Functionary to Bring Suit. If a request for indemnification under Sections 1, 2 or 4 of this Article VI is not paid in full by the Corporation within 60 days, or if a request for an advancement of expenses under Section 5 of this Article VI is not paid in full by the Corporation within 20 days, after a written request has been received by the Secretary of the Corporation, the Corporate Functionary may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporate Functionary shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Corporate Functionary to enforce a right to indemnification hereunder (but not in a suit brought by the Corporate Functionary to enforce a right to an advancement of expenses) it shall be a defense that the Corporate Functionary has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Corporate Functionary has not met any applicable standard of conduct for indemnification set forth in Section 145(a) or Section 145(b) of the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Corporate Functionary is proper in the circumstances because the Corporate Functionary has met such applicable standard of conduct, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its shareholders) that the Corporate Functionary has not met such applicable standard of conduct, shall create a presumption that the Corporate Functionary has not met the applicable standard of conduct or, in the case of such a suit brought by the Corporate Functionary, be a defense to such suit. In any suit brought by the Corporate Functionary to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Corporate Functionary is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.
Section 8.    Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, association, limited liability company, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify him or her against such expense, liability or loss under the DGCL.
Section 9.    Mergers. For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.
Section 10.    Indemnification of Other Personnel. The Corporation may, to the extent authorized from time to time by the Board of Directors or its designee, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Any person serving as a director or officer of a subsidiary of the Corporation shall be entitled to the rights to indemnification, and to the advancement of expenses, conferred in this Article VI with respect to his or her service at such subsidiary. Any director or officer of a subsidiary is deemed to be serving such subsidiary at the request of the Corporation, and the Corporation is deemed to be requesting such service. This Article VI shall, to the fullest extent permitted by law, supersede any conflicting provisions contained in the corporate governance documents of any other subsidiary of the Corporation. In addition, the Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to individuals with respect to their service as an employee or agent of subsidiaries of the Corporation.
ARTICLE VII

CERTIFICATES OF STOCK
Section 1.    Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by such shareholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, provide that some or all of any or all classes or series of the Corporation’s stock may be in the form of uncertificated shares, but any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.
Section 2.    Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if they were such officer, transfer agent or registrar at the date of issue.
Section 3.    New Certificates. The Corporation may issue a new certificate or certificates or uncertificated shares in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated share, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated share.
Section 4.    Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 5.    Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date in accordance with Section 213 of the DGCL.
Section 6.    Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the DGCL.
ARTICLE VIII

GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.    Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3.    Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.
Section 4.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

Section 5.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 6.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.
ARTICLE IX

AMENDMENTS
Section 1.    Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or the Board of Directors or at any special meeting of the shareholders or the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.
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